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                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT, dated as of August 16, 1995, is between and among NICHOLS RESEARCH CORPORATION, a Delaware corporation ("Borrower"), SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association ("SouthTrust"), FIRST ALABAMA BANK, an Alabama state banking corporation ("First Alabama"), and CORESTATES BANK, N.A., a national banking association ("Corestates") (SouthTrust, First Alabama and Corestates being collectively referred to herein as the "Banks").

                                 R E C I T A L S:

        A. Borrower has requested that Banks make available to Borrower a line of credit loan in the maximum principal amount of up to $73,500,000.

        B. Banks are willing to make such line of credit available to Borrower on the terms and conditions set forth herein.

AGREEMENT:

        NOW, THEREFORE, the parties agree as follows:


                            ARTICLE 1.        DEFINITIONS

        1.1.   Definitions.   In  addition  to  the   terms   defined   in  the
introductory paragraph hereof, the following terms shall have the following respective meanings:

        "Accelerated Reimbursement Obligation" means at any time the sum of the undrawn portion of the Letters of Credit plus the amounts of all drawings against the Letters of Credit for which Borrower has not reimbursed Lender.

        "Accounts" mean all accounts, accounts receivable, chattel paper, leases, promissory notes, contracts for receipt of money, conditional sales contracts, and evidences of indebtedness of or owing to Borrower and/or any of the Subsidiaries whether now existing or hereafter arising, including, without limitation, (i) all accounts and other rights to payment of money which arise or result from Borrower's or any of the Subsidiaries' selling or other disposition of Borrower's goods or the providing of services by the Borrower and/or any of the Subsidiaries, (ii) the proceeds of any insurance covering the Accounts, (iii) the return of unearned insurance premiums, and (iv) amounts due under contracts with the United States Government, subject to the provisions of the Act.

        "Account Debtor" means any Person who is or may become obligated under or in connection with an Account.

        "Act" means the United States Assignment of Claims Act of 1940, as amended.

        "Advance" means a disbursement by Banks to Borrower of principal of the Line of Credit Loan pursuant to Article 2 hereof.

        "Affiliate" means any director or officer of Borrower or any person who, directly, indirectly or beneficially, owns 5% or more of the capital stock of Borrower or any member of the immediate family of any such officer, director or stockholder, or any corporation or other entity which is controlled by, controls, or is under common control with the Borrower.
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        "Agreement" means this Credit Agreement.

        "Applicable Environmental Law" means any statutory law or case law pertaining to health or the environment, or petroleum products, or oil, or hazardous substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as codified at 42 U.S.C. Section 9601, et. seq.; the Resource Conservation and Recovery Act of 1976, as amended, as codified at 42 U.S.C. Section 6901, et seq.; the Superfund Amendments and Reauthorization Act of 1986, as amended, as codified at 42 U.S.C. Section 9671, et seq.; and any state or local law, regulation or ordinance pertaining to such matters.

        "Base Rate" means the rate of interest designated by SouthTrust periodically as its Base Rate. The Base Rate is not necessarily the lowest rate charged by SouthTrust. The Base Rate may be ascertained by calling (205) 254-5900. When an interest rate is tied to the Base Rate, such interest rate will change, as and when the Base Rate changes.

        "Borrowing Base Certificate" means the certificate executed by the Borrower in the form attached hereto as Exhibit A.

        "Business Day" means any day (other than a Saturday or Sunday) upon which all the Banks are open for business and on which dealings in U.S. Dollars are carried on in the Eurodollar Market.

        "Capital Expenditures" mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the principal portion of payments with respect to Capitalized Lease Obligations.

        "Capitalized Lease Obligations" mean any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

        "Closing Date" means the date of this Agreement.

        "Code" means the Internal Revenue Code of 1986, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

        "Collateral"  means  the  Accounts,   Inventory,  General  Intangibles,
Equipment, and other property and interests now or hereafter hypothecated to Banks as security for the Obligations, and the proceeds and products thereof.

        "Commitment Period" means the period of time during which Banks shall be committed to make Advances to Borrower, and shall be from the Closing Date until the Commitment Termination Date.

        "Commitment Termination Date" means the first to occur of (1) March 31, 1997, or such later date as Borrower and Banks may agree upon in writing pursuant to Section 2.11 hereof, it being agreed that Banks shall have no obligation to extend the Commitment Termination Date, or (2) the date that Banks, by reason of an Event of Default, suspends the making of further Advances.
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        "CoreStates Note" means that certain  Line of Credit Promissory Note of even date herewith, in the principal amount of up to $20,000,000, executed and delivered by Borrower to CoreStates, evidencing CoreStates' Proportionate Share of the Line of Credit.

        "Debt" means the sum of (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) Capitalized Lease Obligations, (iii) all other items which in accordance with GAAP would be included in determining total liabilities as shown on a balance sheet of a Person as at the date as of which Debt is to be determined.

        "Default Rate" means two percent (2%) in excess of the Base Rate.

        "Eligible Billed Accounts" mean billed Accounts arising in the ordinary course of Borrower's or the Subsidiaries' business from the sale of finished product Inventory or rendition of services, which Banks, in their reasonably
exercised credit judgment,  deem  to  be  Eligible  Billed  Accounts.   Without
limiting  the  generality  of  the  foregoing,  no Account shall be an Eligible
Billed  Account  if:   (i)  it arises out of a sale made  by  Borrower  or  the
Subsidiaries to an Affiliate of Borrower or to a Person controlled by an Affiliate or Subsidiary of Borrower; or (ii) it is due or unpaid more than ninety (90) days after the original invoice date; or (iii) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Billed Accounts hereunder; or (iv) the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the net amount of all Accounts, to the extent of such excess; or (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (vi) the Account Debtor is also Borrower's or one of the Subsidiaries' creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower or one of the Subsidiaries, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, provided, however, that such Account shall be ineligible only to the extent of any setoff claimed by the Account Debtor; or (vii) the Account Debtor has commenced a voluntary case, or has had commenced against it, an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed of it or for all or a significant portion of its assets or affairs; or (viii) it arises from a sale to an Account Debtor outside the United States; or (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (x) Banks believe, in their sole judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xi) the Account Debtor is located in either the State of New Jersey or the State of Minnesota, unless Borrower or the applicable Subsidiary has filed a Notice of Business Activities Report with the appropriate officials in those states for the then current year; or (xii) the Account is subject to a Lien, other than a Lien in favor of the Banks; or
(xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower or the Subsidiary and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xiv) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Banks, in their sole discretion, to the extent such Account exceeds such limit; or (xv) the Account is evidenced by chattel paper, a note, or an instrument of any kind, or has been reduced to judgment; or (xvi) Borrower or the Subsidiary
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has made any agreement with  the  Account  Debtor  for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or
(xvii) Borrower or the Subsidiary has made an agreement with the Account Debtor to extend the time of payment thereof; or (xviii) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or (xix) the Account arises out of a shipment of Inventory, goods, or products to an address other than an address in the United States; or (xx) the Account Debtor is not a resident citizen of the United States or a corporate entity or partnership formed and existing under the laws of the United States or a political subdivision thereof.

        "Eligible Unbilled Accounts" mean unbilled Accounts which, if billed, would meet the definition of Eligible Billed Accounts, and which are not more than ninety (90) days old measured from the date the goods giving rise to such Account were delivered or the services giving rise to such Account were performed by Borrower or one of the Subsidiaries, as the case may be.

        "Employee Plan" means any  plan  subject  to  Title  IV  of  ERISA  and
maintained   in  whole  or  in  part  for  employees  of  Borrower  and/or  the
Subsidiaries.

        "ERISA" means the Employee Retirement Income security Act of 1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

        "Equipment" means all equipment now or hereafter used or useful in the operation of the Borrower's and/or any of the Subsidiaries' business, together with all accessories, parts and additions now or hereafter affixed thereto or used in connection therewith; provided, however, that with respect to equipment which is leased and not owned by the Borrower or the Subsidiary, the Equipment shall include only the leasehold interest of Borrower or the Subsidiary, together with any options to purchase and any greater or additional rights thereto that Borrower or the Subsidiary may hereafter acquire, except for the equipment and personal property referred to on Exhibit A to the Security Agreement.

        "Eurodollar Interest Period" means, with respect to any period in which the Eurodollar Rate is in effect, a period of either one (1), two (2), three
(3), or six (6) months, as Borrower may elect by delivery of a Eurodollar Rate Election Notice; provided that any Eurodollar Interest Period may not extend beyond the last day of the Commitment Period; and provided further that if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Eurodollar Interest Period beyond the last day of the Commitment Period, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day.

        "Eurodollar Rate" means the London Interbank Offered Rate in effect from time to time for the applicable Eurodollar Interest Period, as determined by Lender from the financial press (currently quoted in the "Money Rates" table contained in The Wall Street Journal) plus 125 basis points (1.25%).

        "Eurodollar Rate Election" shall mean an election by Borrower to convert the interest rate applicable to the outstanding principal balance of the Line of Credit Loan to the Eurodollar Rate.
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        "Eurodollar  Rate  Election Notice" shall  mean  a  written  notice  of
Borrower's Eurodollar Rate Election delivered to Lender, which notice must specify (i) the Eurodollar Interest Period as either one (1), two (2), three
(3), or six (6) months, and (ii) the principal amount of the Line of Credit Loan to bear interest at the Eurodollar Rate which must be at least $1,000,000 and any excess must be in increments of $100,000.

        "Event of Default" means the events described in Article 7 hereof.

        "Existing Letter of Credit" means the irrevocable letter of credit number SB8775 dated January 11, 1995, issued by SouthTrust for Borrower's account, in the aggregate amount of up to $2,287,300, for the benefit of SouthTrust Bank of Alabama, National Association as Trustee under the Trust Indenture dated as of January 1, 1995, between said trustee and the State Industrial Development Authority, and any renewal or replacement thereof.

        "First Alabama Note" means that certain Line of Credit Promissory Note of even date herewith, in the principal amount of up to $25,000,000, executed and delivered by Borrower to First Alabama, evidencing First Alabama's Proportionate Share of the Line of Credit.

        "Fixed Charge Coverage" means a fraction in which the numerator is the sum of the net income of the Borrower (after provision for federal and state taxes) for the twelve (12) month period preceding the applicable date plus the interest, lease and rental expenses of the Borrower for said period plus the sum of non-cash expenses or allowances for such period (including, without limitation, amortization or write down of intangible assets, depreciation, depletion, and deferred taxes and expenses) and the denominator is the sum of the current portion of the long term debt of Borrower as of the applicable date plus the interest, lease and rental expenses for the twelve (12) month period preceding the applicable date.

        "Funded Pension Plan" means a Plan that (a) covers any employee of the Borrower and/or the Subsidiaries or that the Borrower otherwise has sponsored or maintained or to which the Borrower and/or the Subsidiaries has made any contributions within five (5) years preceding the date of this Agreement and
(b) is subject to the minimum funding standards of Section 301 et seq. of ERISA.

        "Future Letters of Credit" mean any irrevocable or standby letters of credit hereafter issued by SouthTrust for the Borrower's account with an expiration date prior to the Commitment Termination Date, expressly excluding the Existing Letter of Credit.

        "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied with respect to a corporation conducting a business the same as or similar to that of the Borrower.

        "General Intangibles" mean all general intangibles of Borrower and/or of any of the Subsidiaries, whether now owned or hereafter acquired, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds and tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower and/or any of the Subsidiaries to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification, and all other intangible property of every kind and nature.
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        "Intercreditor Agreement"  means  that  certain Intercreditor Agreement among the Banks of even date herewith.

        "Interest Coverage Ratio" means for any fiscal period the ratio of Pretax Income for such period to Interest Expense for such period.

        "Interest Expense" for any fiscal period means the amount properly recorded or recordable as interest expense of the Borrower for such period determined in accordance with GAAP, plus operating lease payments for such period.

        "Inventory" means all inventory of whatever kind or nature of Borrower and/or of the Subsidiaries, now owned or hereafter acquired by Borrower and/or by any of the Subsidiaries, and wherever located, including, without limitation, all goods held for sale or lease or furnished or to be furnished under contracts, and any raw materials, goods in transit, work in process or finished goods, supplies, returned or repossessed goods, together with all goods and materials used or consumed in Borrower's and/or any of the Subsidiaries' business.

        "Lender" means SouthTrust, as agent for the Banks pursuant to the Intercreditor Agreement, or any Person appointed as successor agent pursuant to the Intercreditor Agreement.

        "Letters of Credit" mean, collectively, the Future Letters of Credit.

        "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge or other encumbrance of any kind.

        "Line of Credit Loan" means the $73,500,000 credit facility available to Borrower pursuant to Article 2 of this Agreement, with accrued interest on such principal and other agreed charges as shall be outstanding at any given time.

        "Loan  Documents"   means  this  Agreement,  the  Notes,  the  Security
Agreement, and any other documents or instruments now or hereafter executed evidencing, securing, or relating to the Line of Credit Loan.

        "Loan Value of Accounts" means an amount which, at any given time, is not more than (i) 85% of the aggregate Eligible Billed Accounts plus (ii) 65% of the aggregate of Eligible Unbilled Accounts, provided, that the aggregate amount of Eligible Unbilled Accounts may not exceed $40,000,000 at any time and the amount of the Subsidiaries' Eligible Billed Accounts may not exceed $10,000,000 and the amount of the Subsidiaries' Eligible Unbilled Accounts may not exceed $1,000,000 at any time.

        "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

        "Net Income" means for any fiscal period the gross revenues of the Borrower for such period less all expenses and other proper charges (including taxes on income), determined in accordance with GAAP on a consolidated basis, but excluding in any event:

(a) any gains or losses on the sale or other disposition of investments or fixed or capital assets other than in the ordinary course of business and any
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taxes  on  such  excluded gains and any tax deductions or credits on account of any such excluded losses;

(b)     the proceeds of any life insurance policy;

(c) net earnings and losses of any corporation substantially all the assets of which have been acquired by the Borrower in any manner, realized by such other corporation prior to the date of such acquisition;

(d) net earnings and losses of any corporation with which the Borrower shall have consolidated or which shall have merged into or with the Borrower, realized by such other corporation prior to the date of such consolidation or merger;

(e) net earnings or losses of any business entity in which the Borrower has an ownership interest unless such net earnings shall have actually been received by the Borrower in the form of cash distributions;

(f) any gain arising from the acquisition of any securities of the Borrower;

(g) any reversal of a contingency reserve which contingency reserve was taken prior to the date of this Agreement; and

(h)     any gain arising from the termination of any Funded Pension Plan.

        "Notes" mean, collectively, the SouthTrust Note, the First Alabama Note, and the CoreStates Note.

        "Obligations" mean the Line of Credit Loan, the Accelerated Reimbursement Obligation, the Reimbursement Obligation, and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower or Subsidiaries to Banks of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however evidenced or acquired. The term includes, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents and all rights Banks may at any time or times have to reimbursement in connection with any Letters of Credit or guaranty issued for Borrower's benefit.

        "Organizational Documents" means the Borrower's  and  the Subsidiaries'
articles   of   incorporation   and   bylaws,   with  all  amendments  thereto,
respectively.

        "Overadvance" means an Advance by Banks at any time when the aggregate outstanding principal of the Line of Credit Loan plus the Accelerated Reimbursement Obligation exceeds the Loan Value of Accounts, or will exceed the Loan Value of Accounts if such Advance is made.

        "Permitted Liens" means the Liens described on Exhibit B hereof, Liens securing purchase money borrowing permitted by this Agreement, and financing statements filed by lessors of personal property leases.
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        "Person" means  an  individual,  corporation, partnership, association, joint-stock company, trust, business trust, unincorporated organization or joint venture, or a court or governmental authority.

        "Plan" means an employee benefit plan now or hereafter maintained for employees of Borrower or Subsidiaries that is covered by Title IV of ERISA.

        "Potential Default" means an event, which with the giving of notice or lapse of time or both, will constitute an Event of Default.

        "Pretax Income" for any fiscal period means the Net Income for such period (a) minus any portion thereof constituting interest income, (b) plus the sum of all amounts deducted in computing Net Income for (i) taxes, (ii) interest expense or (iii) operating lease payments computed on a consolidated basis.

        "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

        "Proportionate Share" means, with respect to Advances and payment of interest, and principal, as appropriate under the Line of Credit Loan, the following percentages:

SouthTrust                            285/735
First Alabama                         250/735
CoreStates                            200/735

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

        "Reimbursement Obligation" means Borrower's obligation to reimburse SouthTrust for drawings under the Letters of Credit.

        "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

        "Security Agreement" means that certain Security Agreement, dated of even date herewith, between the Borrower and the Subsidiaries and the Banks and the Lender, wherein the Borrower and the Subsidiaries have granted a security interest in the collateral described therein as security for the Line of Credit Loan and the Accelerated Reimbursement Obligation.

        "Solvent" as to any Person, means such Person (i) owns property, real, personal, and mixed, whose aggregate fair saleable value is greater than the amount required to pay all of such Person's Debt (including contingent debts), and (ii) is able to pay all of its Debt as such Debt matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        "SouthTrust Note" means that certain Line of Credit Promissory Note of even date herewith, in the principal amount of up to $28,500,000, executed and delivered by Borrower to SouthTrust, evidencing SouthTrust's Proportionate Share of the Line of Credit.
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        "Subsidiaries"  mean Communications  &  Systems  Specialists,  Inc.,  a
Maryland corporation, Conway  Computer Group, Inc., a Delaware corporation, CSC
Acquisitions,  Inc.,  an  Alabama   corporation,  and  NRC  Technical  Services
Corporation, an Alabama corporation, all or a sufficient percentage of the capital stock of each of which is owned by the Borrower and which are consolidated for all accounting and tax purposes with the Borrower on the Borrower's financial statements and federal income tax returns.

        "Tangible Net Worth" means the aggregate of the (a) par or stated value of all outstanding capital stock; (b) capital surplus; and (c) retained earnings; less (x) any surplus resulting from any write up of assets subsequent to the Closing Date; (y) the amount of any goodwill, patents, trademarks, tradenames, customer lists, non-competition agreements, and copyrights reflected on the books of the Borrower; and (z) the amount paid for any treasury stock reflected as a reduction of the capital surplus or retained earnings accounts.

        1.2. Singular and Plural. Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

        1.3. Amendments. All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.


                        ARTICLE 2.        THE LINE OF CREDIT LOAN

        2.1.        Disbursement   of  Advances.   Subject  to  the  terms  and
conditions of this Agreement, and for so long as no Event of Default or Potential Default exists; Banks agree to make Advances of the Line of Credit Loan to Borrower from time to time during the Commitment Period, in an aggregate principal amount at any time outstanding not to exceed the lesser of
(i) $73,500,000 less an amount equal to the Accelerated Reimbursement Obligation, or (ii) the Loan Value of Accounts as determined by Banks from the last Borrowing Base Certificate submitted to Banks. During the Commitment Period, Borrower may borrow, repay and reborrow the principal of the Line of Credit Loan, all in accordance with the terms and conditions of this Agreement. Each Advance shall be disbursed as provided in Article 8 hereof. Nothing in this Section shall be construed to require a Bank to make an Advance in excess of its Proportionate Share.

        2.2. The Notes. The liability of the Borrower to pay the Line of Credit Loan shall be evidenced by the Notes.


        2.3.        Payments.

        (a) On the first (1st) day of each calendar month during the Commitment Period, and at the expiration of any Eurodollar Interest Period, Borrower shall pay to Lender all accrued and unpaid interest.

        (b) At the expiration of the Commitment Period, the outstanding principal balance of the Line of Credit Loan, plus all accrued but unpaid interest thereon, shall be due and payable.

        (c) All payments will be applied first to interest then due and payable and any excess shall be applied in reduction of principal.
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        2.4.   Interest Rate.

        (a) The outstanding principal balance of the Line of Credit Loan shall bear interest at the Base Rate, except that the Borrower may initially or at any time thereafter elect the Eurodollar Rate in accordance with the procedures set forth herein, and upon the expiration of any Eurodollar Interest Period, this Note will bear interest at the Base Rate unless and until a new Eurodollar Rate Election is made. Borrower shall exercise such Eurodollar Rate Election by delivering to Lender a Eurodollar Rate Election Notice not less than two (2) Business Days prior to the date on which the Borrower desires the Eurodollar Interest Period to begin (unless Lender in its sole discretion, elects to accept such election on a shorter notice from time to time).

        (b) Borrower agrees that, notwithstanding anything to the contrary herein, if at any time Banks determine, in accordance with reasonable and ordinary commercial standards, that their acquisition of funds in the London interbank market would be unsafe, impractical or in violation of any law, regulation, guideline or order, Banks may so notify Borrower in writing or by telephone, and upon the giving of such notice, any Eurodollar Rate Election then in effect shall immediately terminate and the outstanding principal balance hereof shall thereupon commence to bear interest at the Base Rate. Borrower further agrees that, notwithstanding the fact that Banks may have elected to base the interest rate applicable hereunder upon Lender's cost of funds in the Eurodollar market, Banks shall not be required actually to obtain funds from such source at any time; however, subject to the foregoing sentence, the Eurodollar Rate will continue to be available to Borrower.

        (c) All interest on the outstanding principal amount hereunder, whether accruing at the Base Rate or the Eurodollar Rate, shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

        2.5. Purpose. Borrower shall use the proceeds of the Line of Credit Loan for general working capital purposes for itself and each of the Subsidiaries.
        2.6. Borrowing Base Certificate. Two (2) Business Days prior to the date of the first Advance and on the tenth (10th) day of each month thereafter, Borrower shall submit to Lender a Borrowing Base Certificate. Each Borrowing Base Certificate shall be signed and certified as true and correct by the chief executive officer or chief financial officer of the Borrower.

        2.7. Mandatory Prepayments. If the sum of the outstanding principal amount of the Line of Credit Loan plus the Accelerated Reimbursement Obligation at any time exceeds the Loan Value of Accounts, the Borrower shall immediately pay to the Lender, without need of notice or demand by Banks (and without Banks' waiving the Potential Default or Event of Default which may arise as a result of such excess), an amount sufficient to reduce said sum to the Loan Value of Accounts then outstanding.

        2.8.   Mandatory Advances.

        (a) The Banks shall make an Advance on the Line of Credit Loan for a sum equal to a draw under any Future Letter of Credit, even if such Advance would constitute an Overadvance.

        (b) The Banks may in their sole discretion, but shall not be obligated to, make an Advance on the Line of Credit Loan for a sum sufficient to pay accrued interest on the Line of Credit Loan or other fees and expenses
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under this Agreement if Borrower  has  failed  to  timely pay the same, even if such Advance would constitute an Overadvance.

        2.9. Prepayment. Borrower may prepay the outstanding principal balance of the Line of Credit Note, in whole or in part, without premium or penalty upon two (2) Business Days prior written notice to Banks; provided that if such prepayment occurs during an Eurodollar Interest Period and if Banks determine (which determination shall be conclusive) that they are unable to prepay the deposits or borrowings by which they have funded any portion of the principal amount of the Line of Credit Loan without incurring any loss, charge, cost or penalty, Borrower shall, at the time of such prepayment, pay to Lender the amount of any such loss, charge, cost or penalty; provided further, that if such prepayment occurs during an Eurodollar Interest Period (as opposed to the last day thereof), Borrower shall also pay to Banks a premium derived as follows:

(i) Divide the principal amount of the Line of Credit Loan so prepaid by the number of days in the Eurodollar Interest Period,

(ii) multiply the quotient obtained in (i) by the number of days remaining in the Eurodollar Interest Period, and

(iii) multiply the product obtained in (ii) by the difference between the Eurodollar Rate then in effect and the average Base Rate during such Eurodollar Interest Period.

        2.10.   Late  Charges;  Interest  on  Overdue Installments;  Collection
Costs.

        (a) Borrower will pay to Lender a late charge equal to five percent (5%) of any payment not received by Lender within ten (10) days after the due date thereof in order to cover the additional expenses incident to the handling and processing of delinquent payments. Collection or acceptance by Lender of such late charge shall not constitute a waiver of any rights or remedies of Banks provided herein.

        (b) Upon the occurrence of an Event of Default, Borrower agrees to pay interest to Lender at the Default Rate on Obligations, including accrued interest, until the Obligations have been paid in full.

        (c) Banks shall be entitled to recover all costs of collecting, securing or attempting to collect or secure the Obligations, including, without limitation, court costs and attorneys' fees, including attorneys' fees in any appellate or bankruptcy proceedings.

        2.11. Term. The Line of Credit Loan will mature at the expiration of the Commitment Period, provided, however, that Banks may, in their sole discretion, at the anniversary of the Closing Date and each anniversary thereafter, elect to extend the Commitment Period for an additional one (1) year. Banks shall give Borrower notice of their intention to extend or not extend the Commitment Period by the last day of February of each year. In the event Banks elect to extend the Commitment Period, Borrower agrees to execute such documentation to reflect such extension as Banks may reasonably request.

        2.12. Commitment Fee. Borrower agrees to pay Lender a line of credit fee equal to one-eighth of one percent (1/8 of 1%) per annum of the average monthly unused (unfunded) portion of the Line of Credit Loan, which such line of credit fee shall be payable quarterly, in arrears, over the term of the Line
of  Credit   Loan,  commencing  on  December  1,  1995,  and  shall  be  shared
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proportionately by the Banks according to their Proportionate Share.  This line of credit fee shall be fully earned at the closing of the Line of Credit Loan, and shall be payable within five (5) days of the end of each quarter.

        2.13.  Security.   The  Line  of  Credit  Loan  and  the  Reimbursement
Obligation are secured by a security interest in the Collateral.

        2.14   Future Letters of Credit.

        (a) SouthTrust will issue Future Letters of Credit upon application therefor by Borrower and the Borrower's execution of applications and agreements for letters of credit in form and substance satisfactory to SouthTrust and the payment of letter of credit fees to SouthTrust. Such Future Letters of Credit shall be issued for the benefit of Borrower in connection with its normal business activities. The outstanding face amount of Future Letters of Credit shall not exceed $20,000,000 at any time.

        (b) The letter of credit fees paid to SouthTrust by Borrower in connection with Future Letters of Credit shall be remitted to the Banks by SouthTrust according to their Proportionate Share.

               ARTICLE 3.        CONDITIONS PRECEDENT TO MAKING ADVANCES

        The obligations of Banks to make any Advance to Borrower shall be subject to the satisfaction by Borrower of the following conditions precedent, as of the date of the requested Advance:

        (a)    There shall exist no Event of Default or Potential Default.

        (b) The representations and warranties of Borrower made in this Agreement or in any certificate executed and delivered pursuant hereto shall be true and accurate in all material respects.

        (c) Borrower shall have performed or observed all agreements, covenants, and conditions required by Banks to be performed or observed by Borrower, including, without limitation, the submission of any required Borrowing Base Certificate.

        (d) Borrower shall have duly executed the Loan Documents (and the Subsidiaries shall have duly executed the Security Agreement), together with any and all other documents that Banks or their legal counsel, in their reasonable discretion, shall deem necessary to complete the transactions contemplated hereunder.

        (e) Any proceedings taken in connection with the performance and observance of the provisions of this Agreement shall be reasonably satisfactory to Banks and their legal counsel.

        (f) Borrower shall have delivered to Lender landlord consents, in form and content satisfactory to Banks, with respect to any Collateral which is located on property leased by the Borrower or the Subsidiaries which is designated from time to time by Lender.

        (g) Prior to the first Advance, Lender shall have received, in form and substance satisfactory to Banks and their counsel:

               (i) Copies of the Organizational Documents of the Borrower and of the Subsidiaries, certified on the Closing Date by the appropriate Persons on behalf of the Borrower and the Subsidiaries.
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
              (ii) Certificates of existence and good standing for Borrower and of the Subsidiaries, all certified on or within thirty (30) days of the Closing Date by the Secretaries of State of Delaware, Alabama and Maryland, as applicable.

             (iii) Copies of the resolutions of the Board of Directors of Borrower and of the Subsidiaries, certified as of the Closing Date by the appropriate Persons on behalf of the Borrower and of the Subsidiaries, authorizing (A) the transactions contemplated by this Agreement and (B) the execution, delivery and performance by the Borrower of the Loan Documents and the execution and delivery of all other documents to be delivered by the Borrower and the Subsidiaries in connection with the transactions herein contemplated.

              (iv) An opinion of counsel to the Borrower and the Subsidiaries in form and content satisfactory to Banks.

               (v) Payment to Lender of a commitment fee equal to one-sixteenth of one percent (1/16 of 1%) of the principal amount of the Line of Credit Loan, to be shared by Banks proportionately in accordance with their Proportionate Shares.

              (vi) Payment to Lender of a $5,000 agent fee to be retained by Lender.

             (vii) Such other agreements, instruments, approvals, payments, opinions and other documents as Banks may reasonably request.

Each request for Advance shall constitute Borrower's representation and warranty that each of the foregoing conditions is satisfied on the date of such request, and will continue to be satisfied on the date the requested Advance is made, and that all representations and warranties contained in the Loan Documents are true and correct and that Borrower is in compliance with all terms and conditions of the Loan Documents and that the Subsidiaries are in compliance with all the terms and conditions of the Security Agreement as of the date of such request.

        In the event Banks, at their option, elect to make one (1) or more Advances prior to receipt and approval of all items required by this Article 3, such election shall not obligate Banks to make any subsequent Advances without full compliance with this Article 3.

                 ARTICLE 4.        REPRESENTATIONS AND WARRANTIES

        To induce Banks to enter into this Agreement and to make Advances hereunder, Borrower represents and warrants to Banks that:

        4.1.   Existence, Power and Qualification.   The  Borrower is duly
incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing under the laws of the State of Alabama and of each jurisdiction where its ownership of property or conduct or proposed conduct of its business requires such qualification, and has the power and authority and the legal right to own its property and to conduct its business in the manner in which it is now conducted or hereafter contemplates conducting its business.

        4.2. Authority to Borrow Hereunder. Borrower has the power and authority and the legal right to make, deliver and perform the Loan Documents. Borrower has taken all necessary action on its part to authorize the execution,
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
delivery and performance of the Loan Documents, and the borrowing contemplated thereby. No consent or authorization of, or filing with, any federal, state, county or municipal government, or any department or agency of any such government, is required of Borrower in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, or the borrowing contemplated hereby.

        4.3. Due Execution and Enforceability. The Loan Documents have been duly executed and delivered on behalf of Borrower, and constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally, and general principles of equity which may limit the availability of equitable remedies.

        4.4.   No Conflict.  The execution,  delivery  and  performance of the Loan Documents, and the consummation of the transactions contemplated therein, will not (a) conflict with or be in contravention of any law, regulation, rule, order or judgment applicable to Borrower or its Organizational Documents, or any other agreement, instrument, mortgage, deed of trust, lien, lease, judgment, decree or order to which Borrower is a party or is subject or by which Borrower or its properties are bound or affected, or (b) result in the creation of any Lien upon any of the properties of Borrower.

        4.5.   Material Claims.   There  is no litigation, claim, lawsuit,
investigation, action or other proceeding pending or, to the knowledge of Borrower, threatened before any court, agency, arbitrator or other tribunal which individually or in the aggregate might result in any material adverse change in the financial condition, operations, businesses or prospects of Borrower.

        4.6.   Financial Statements  Accurate.   All  financial statements
heretofore or hereafter provided by the Borrower are and will be true and complete in all material respects as of their respective dates and will fairly present the financial condition of the Borrower, and there are no liabilities, direct or indirect, fixed or contingent, as of the dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. All financial statements have been or will be prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of the Borrower, since the date of such statements except as fully disclosed in writing with the delivery of such statements.

        4.7. No Defaults or Restrictions. There is no declared default under any agreement or instrument nor does there exist any restriction in the Organizational Documents of Borrower that causes or would cause a material adverse effect on the business, properties, operations or condition, financial or otherwise, of Borrower.

        4.8. Payment of Taxes. Borrower has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by Borrower.

        4.9. Necessary Permits, Etc. Borrower possesses all franchises, trademarks, permits, licenses, consents, agreements and governmental approvals that are necessary or required by any authority to carry on its businesses as now conducted. Borrower has received no notice of default or termination of any material agreement or any notice of noncompliance with any law, rule or
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regulation  by  which  it is bound, which would cause a material adverse effect upon the business, properties, operations or condition, financial or otherwise, of Borrower.

        4.10.  Disclosure.    Neither   this   Agreement  nor  any  other
document, financial statement, credit information, certificate or statement required herein to be furnished to Banks by Borrower in connection with this Agreement contains any untrue, incorrect or misleading statement of material fact, and all of these documents taken as a whole do not omit to state a fact material to this Agreement, to Banks' decision to enter into this Agreement or to the transactions contemplated hereunder. All representations and warranties made herein or any certificate or other document delivered to Banks by or on behalf of Borrower, pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Banks notwithstanding any investigation heretofore or hereafter made by Banks or on their behalf, and shall survive the making of Advances as contemplated hereby.

        4.11.  Regulation U.   Borrower  is not engaged and  will  not
engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U), and no part of the Line of Credit Loan will be used for so "purchasing" or "carrying" "margin stock" or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U. If requested by Banks, Borrower will furnish to Banks a statement in conformity with the requirements of Regulation U to the foregoing effect.

        4.12.  Title  to  Assets.  Borrower has good and marketable title to all of its assets, subject to no Lien except for Permitted Liens. The Borrower enjoys peaceable and undisturbed possession under all leases under which it is operating, and none of said leases contain any provisions which are unduly burdensome or which may materially affect or impair the operations of the Borrower, and all of such leases are in full force and effect.

        4.13. Compliance with Applicable Environmental Law. Borrower represents and warrants to Lender that Borrower and its properties are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Borrower and its properties; that Borrower has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment owned or operated by Borrower by reason of any Applicable Environmental Law; that Borrower has taken all steps necessary to determine and has determined that no petroleum products, oil, hazardous substances, or solid wastes have been disposed of or otherwise released on the Borrower's properties; and that the use which Borrower has made, makes or intend to make of its properties will not result in the location on or disposal or other release of any petroleum products, oil, hazardous substances or solid waste on such properties. Borrower hereby agrees to pay any fines, charges, fees, expenses, damages, losses, liabilities, or response costs arising from or pertaining to the application of any such Applicable Environmental Law to the Borrower and to indemnify and forever save Banks harmless from any and all judgments, fines, charges, fees, expenses, damages, losses, liabilities, response costs, or attorneys' fees and expenses arising from the application of any such Applicable Environmental Law to Borrower, its properties, or Banks. The Borrower agrees to notify Banks in the event that any governmental agency
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or  other  entity  notifies  it  that  it  may  not  be  in compliance with any
Applicable Environmental Law. Borrower agrees to permit Banks to have access to its properties at all reasonable times in order to conduct, at Borrowers' expense, any tests which Banks deem are necessary to ensure that Borrower and its properties are in compliance with all Applicable Environmental Laws. Terms used in this Section 4.13 which are defined in any Applicable Environmental Law shall have the meanings given therein.

        4.14.  Controlled Companies.   The Borrower is not an "investment
company" within the meaning of the Investment Company Act of 1940, as amended, nor is subject to regulation under the Public Utility Holding Act of 1935, the Federal Power Act, or any other law or regulation which relates to the incurring of debt, including, but not limited to, laws and regulations regulating common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

        4.15. Title to Collateral. Except for the security interests granted herein or except for Permitted Liens, Borrower is, or as to Collateral to be acquired after the date hereof will be, the sole owner, either in fee simple or leasehold, of the Collateral free from any adverse Liens, security interests or other encumbrances. Borrower shall defend the Collateral against all claims and demands of all other parties who at any time claim any interest in the Collateral.

        4.16. Place of Business. Borrower's chief executive office is located at 4040 South Memorial Parkway, Huntsville, Alabama, 35802. The locations of the chief executive offices of the Subsidiaries are set forth in the Security Agreement. The Equipment and Inventory is and shall be located only at the locations listed on Exhibit C to this Agreement. Borrower has separately furnished or will furnish to Banks true and correct copies of the lease agreements for the leased parcels which have been requested by the Banks.

        4.17. Borrower's Name. Borrower has not changed its name or been known by any other name within the last five (5) years, nor has it been the surviving corporation in a merger effected within the last five (5) years.

        4.18. Existing Debt. Borrower is not in default with respect to any of its existing Debt or with respect to any material agreement to which Borrower is a party.

        4.19. Insolvency. Borrower is now and, after giving effect to the transactions contemplated hereby, at all times will be, Solvent.

        4.20. Subsidiaries. Borrower has no subsidiaries except for the Subsidiaries and except as indicated on Exhibit D to this Agreement. Each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership of property or conduct or proposed conduct of its business requires such qualification.

        4.21. Inventory. All Inventory has been produced, and during the term hereof will be produced, in compliance with the requirements of the Federal Fair Labor Standards Act. No Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Banks' prior written consent and, if Banks give such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Banks, in form and substance acceptable to Banks,
warehouse receipts therefor  in  Banks'  name.   No  Inventory  is  or  will be
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consigned  to  any  Person  without  Banks' prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment, (i) provide Banks with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Banks,
(ii) prepare, execute and file appropriate financing statements with respect to any consigned inventory, showing Banks as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Banks copies of the results of all such searches and (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type.

        4.22.  ERISA.   Borrower  is  in  compliance with all  applicable
material provisions of ERISA. Neither Borrower nor any of the Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of Borrower, including, but not limited to, any Reportable Event or Prohibited Transaction, exists in connection with any Plan. Neither Borrower nor any of the Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.


                    ARTICLE 5.        AFFIRMATIVE COVENANTS

        Borrower agrees and covenants that until the Line of Credit Loan has been paid in full, the Commitment Period has expired, and all Letters of Credit have expired and the Reimbursement Obligations have been paid, Borrower shall comply with each of the following affirmative covenants:

        5.1. Payment of Line of Credit Loan and Maintenance of Loan Values. Borrower will duly and punctually pay the principal and interest of the Line of Credit Loan in accordance with the terms of this Agreement and the Notes. Borrower will maintain the Loan Value of Accounts at an amount that at all times equals or exceeds the sum of the outstanding principal balance of the Line of Credit Loan plus the Accelerated Reimbursement Obligation.

        5.2. Maintenance of Existence. Borrower will maintain its existence and, in each jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes qualification necessary, maintain such qualification and good standing.

        5.3. Compliance with Laws; Payment of Claims. Borrower will comply in all material respects with all applicable laws, rules, regulations and orders such compliance to include without limitation, compliance with ERISA and Applicable Environmental Laws; paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its income or profits or upon any of its properties; and paying all lawful claims, which if unpaid, might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonperformance or nonpayment thereof and with respect to which adequate reserves have been set aside for payment thereof.

        5.4.   Accrual and Payment of Taxes.   Borrower will accrue all current
tax liabilities of all kinds, all required withholdings of income taxes of employees, all required old age and unemployment contributions, and pay the same when they become due, unless appropriate extensions are obtained.
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        5.5.   Other Indebtedness.   Borrower  will  duly and punctually pay or
cause to be paid all principal and interest of any Debt to other creditors, comply with and perform all conditions, terms and obligations of the notes or other instruments evidencing such indebtedness and the mortgages, deeds of trust, security agreements and other instruments evidencing security for such indebtedness.

        5.6. Examination and Visitation By Banks. Subject only to federal security requirements, at any reasonable time and from time to time during normal business hours, Borrower will permit Banks or their representatives to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower, and to discuss the affairs, finances and accounts of Borrower with any of its officers, directors or employees.

        5.7.   Accounting  Records.   Borrower  will  keep adequate records and
books of account, with complete entries made in accordance with GAAP, reflecting all of its financial transactions.

        5.8. Maintenance of Permits, Etc. Borrower will obtain, maintain and preserve all permits, licenses, authorizations, approvals, certificates and accreditation which are necessary for the proper conduct of its businesses.

        5.9.  Conduct Business.   Borrower  will  conduct  its  business  as now
conducted and do all things necessary to preserve, renew and keep in full force and effect its rights and franchises necessary to continue such businesses.

        5.10. Correction of Defect, Etc. On request of Banks, Borrower will promptly correct any scrivener's error which may be discovered in the contents of the Loan Documents, or in the execution thereof, and execute and deliver such further instruments and do such further acts as may be necessary or as may be requested by Lender to carry out more effectively the purposes of this Agreement or the Loan Documents.

        5.11. Quarterly Reporting Requirements. Borrower will furnish to Banks as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, the balance sheet of Borrower as at the end of such quarter and statements of income and retained earnings of Borrower, certified by the treasurer or chief financial officer of the Borrower as true and correct, and otherwise in form and substance satisfactory to Banks, and consistent with those quarterly statements previously provided to Banks. Such statements shall be accompanied by a certificate of Borrower's chief financial officer certifying that (i) to the best of his knowledge no Potential Default exists and (ii) no Event of Default exists under the Loan Documents, or if such is not the case, the actions which the Borrower proposes to take with respect thereto.

        5.12. Annual Audited Reporting Requirements. For the fiscal year ending August 31, 1995, and for each fiscal year thereafter, Borrower shall provide Banks, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the balance sheets, statements of income and retained earnings, and a statement of cash flow of Borrower for such year, all of which such financial statements shall be audited and certified by a nationally or regionally recognized independent certified public accounting firm as (i) fairly presenting the financial condition of Borrower as at the end of such fiscal year and the results of the operations of Borrower for such period and (ii) having been prepared in accordance with GAAP on a
consolidated  basis.   Such statements shall be accompanied by a certificate of
Borrower's chief financial officer certifying that (i) to the best of his knowledge no Potential Default exists and (ii) no Event of Default exists under
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the Loan Documents, or, if such is not the case, the actions which the Borrower proposes to take with respect thereto. Banks reserve the right to require such additional information of the Borrower at such times as it deems necessary in its sole discretion.

        5.13. Employee Plan Reports and Notices. Borrower will, upon request, promptly furnish to Banks after the filing or receipt thereof, copies of all reports and notices, if any, which Borrower files under the Code or ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor, or which Borrower receives from any such agency, with respect to any Plan, if any of the information therein could form the basis of, or any dispute referred to therein which, if determined adversely to Borrower, could constitute or give rise to an Event of Default or Potential Default.

        5.14. SEC Reports. Borrower shall furnish to Lender, at the same time it supplies the same to the Securities and Exchange Commission, copies of all quarterly and annual reports and other reports required to be submitted under applicable securities laws and regulations.

        5.15.   Insurance.   Maintain   insurance   with  insurance  companies
satisfactory to Banks on such of its properties, in such amounts and against such risks as is customarily maintained in similar businesses operating in the same vicinities, and file with Banks, upon request, from time to time, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof, and the properties and risks covered thereby, and within ten (10) days after notice in writing from Banks, shall obtain additional insurance customarily carried by businesses similar to Borrower as Banks may reasonably request. Such insurance shall name Banks as additional insureds and provide that any losses payable thereunder shall (pursuant to a lender's loss payable endorsement) be payable to the Banks, as their interest may appear, and shall provide that insurance provided thereby, as to the interest of the Banks, shall not be invalidated by any act or neglect of the Borrower, nor by the commencing of any proceedings by or against the Borrower in bankruptcy, insolvency, receivership or any other proceedings for the relief of a debtor, nor by any foreclosure, repossession or other proceedings relating to the property insured, nor by any occupation of such property or the use of such property for purposes more hazardous than permitted in the policy. With respect to all insurance on the Collateral, Borrower hereby assigns to the Banks all right to receive proceeds, directs any insurer to pay all proceeds directly to the Banks, and authorizes the Lender to endorse any check or draft for such proceeds and apply the same toward satisfaction of the Obligations. The Borrower shall furnish to the Banks insurance certificates, in form and substance satisfactory to the Banks, evidencing compliance by it with the terms of this Section and, upon the request of the Banks at any time, the Borrower shall furnish the Banks with certified photostatic copies of the policies required by the terms of this Section. The Borrower will cause each insurer under each of the policies to agree (either by endorsement upon such policy or by letter addressed to the Banks) to give the Banks at least 30 days' prior written notice of the cancellation of such policies in whole or in part or the lapse of any coverage thereunder. Borrower agrees that it will not take any action or fail to take any action which action or inaction would result in the invalidation of any insurance policy required hereunder. At least 10 days prior to the date the premiums on each such policy or policies shall become due and payable, the Borrower shall furnish to the Banks evidence of the payment of such premises. Borrower shall furnish to the Banks evidence of insurance as Banks may require.
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        5.16.  Accounts Aging Reports.  Within forty-five (45) days  after  the end of each quarter, Borrower will provide Banks with an Accounts aging report, in form acceptable to Banks.

        5.17.   Maintenance  of  Bank  Accounts.   Borrower  will  maintain its
primary bank accounts with SouthTrust or one of its Affiliates.

        5.18. Financial Covenants. Borrower will maintain on a consolidated basis:

                (a)  a Tangible Net Worth of not less than $55,000,000;

                (b) a ratio of total Debt to Tangible Net Worth of not more than 1.8 to 1.0;

                (c)  a Fixed Charge Coverage of at least 1.75 to 1.0;

                (d)  working capital of not less than $35,000,000; and

                (e) as of the last day of each fiscal quarter for the preceding twelve (12) month period an Interest Coverage Ratio of at least 2.0 to 1.0.

        5.19. Maintenance of Properties. The Borrower will keep the Equipment, Inventory, and its other properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto as is necessary for items that have become obsolete or worn in the ordinary course of business, and comply with the provisions of all leases to which Borrower is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

        5.20. Notice to Banks. Immediately notify the Banks of any event causing a material loss or depreciation in value of the Collateral and the amount of such loss or depreciation, any event which may have a materially adverse effect on the Borrower's operations or financial condition, or if Borrower becomes aware of the occurrence of any Event of Default or Potential Default.

        5.21. Collection of Accounts. Diligently pursue collection of all Accounts and other amounts due Borrower by others, including Affiliates of Borrower.

        5.22. Landlord and Storage Agreements. Upon Banks' request, provide Banks with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be kept.

        5.23.   Litigation.   Immediately notify Banks of any material  lawsuit
involving Borrower.

        5.24. ERISA Compliance. (a) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (b) at the request of any of the Banks, furnish to Banks copies of an annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section; (c) notify Banks as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (d) furnish to Banks, promptly upon Banks' request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

        5.25. Auditors Letters. Furnish the Banks with a copy of each letter written to the Borrower by its independent certified public accountant concerning internal controls and management review immediately upon receipt of same.

        5.26.   Compliance  with  Act.   Promptly  upon  Banks' written request,
Borrower will execute any and all documentation required by Banks so as to comply with the Act with respect to all or any of the Accounts subject to the Act.


                      ARTICLE 6.        NEGATIVE COVENANTS

        Borrower agrees and covenants that until the Line of Credit Loan has been paid in full the Commitment Period has expired, and all Letters of Credit have expired and all Reimbursement Obligations have been paid, Borrower shall abide by and observe the following negative covenants:

        6.1. Indebtedness. Except as permitted or contemplated by this Agreement, Borrower will not create, incur, assume or suffer to exist any Debt or obligation for money borrowed, or guarantee, or endorse, or otherwise be or become contingently liable in connection with the obligations of any person, firm, or corporation (including, without limitation, any affiliates) aggregating in excess of $500,000, except:

                (a) Indebtedness for taxes not at the time due and payable or which are being actively contested in good faith by appropriate proceedings and against which reserves deemed adequate by Banks have been established by Borrower, but only if the nonpayment of such taxes does not result in a lien upon any property of Borrower;

                (b) Contingent liabilities arising out of the endorsement of negotiable instruments in the ordinary course of collection or similar transactions in the ordinary course of business;

                (c) Debt, other than for borrowed money, incurred in the ordinary course of business, including that evidenced by trade promissory notes with a maturity of less than one year;

                (d) Debt for money borrowed from the Banks pursuant to this Agreement;

                (e) Debt incurred prior to the date of this Agreement and reflected on the financial statements referred to in Section 4.6 hereof, including, without limitation, money borrowed from SouthTrust under a term note dated February 9, 1994;

                (f) Debt incurred in connection with the Existing Letter of Credit and the obligations of Borrower in connection therewith; and

                (g) Debt to Persons who are not Affiliates for purchase money borrowing incurred in connection with the purchase of capital assets used in the business of Borrower not to exceed $1,000,000 during any fiscal year.
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
        6.2. No Liens; Exceptions. Borrower will not create, incur, assume or suffer to exist any lien upon or with respect to any of its properties, rights, income or other assets, whether now owned or hereafter acquired, other than:

                (a) Liens at any time existing in favor of the Banks pursuant to this Agreement;

                (b)  Permitted Liens;

                (c) Inchoate Liens arising by operation of law to secure claims for the purchase of labor, services, materials, equipment or supplies to the extent that payment thereof shall not at the time be delinquent;

                (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received in respect of property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds, excluding, however, in any such case any lien arising in favor of the Pension Benefit Guaranty Corporation; or

                (e) Liens for taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent.

        6.3. Merger, Etc. Borrower will not enter into any merger or similar transaction unless the Borrower is the surviving corporation, and Borrower will not form any Subsidiary, whether wholly or partially owned, or enter into any joint venture without giving the Banks prior written notice thereof.

        6.4. Sale or Disposition of Substantially All Assets. Borrower will not sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of Banks, which may be granted or refused by Banks in Banks' sole discretion.

        6.5.   Other  Disposition  of  Assets.   Borrower  will not  sell,
lease, transfer or otherwise dispose of assets, unless any such disposition shall be in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a pre-existing debt.

        6.6.   ERISA Funding and Termination.   Borrower  will  not permit
(a) the funding requirements of ERISA with respect to any Plan ever to be less than the minimum required by ERISA or (b) any Plan ever to be subject to involuntary termination proceedings.

        6.7.   Transactions with Affiliates.   Borrower  will not, without
the prior written consent of Banks, enter into any transaction with any Person affiliated with Borrower other than in the ordinary course of Borrower's business and on fair and reasonable terms no less favorable to Borrower than those that Borrower would obtain in a comparable arms-length transaction with a Person not an affiliate; provided, Borrower may make advances or loans to the Subsidiaries and have outstanding at any time such advances or loans aggregating up to $1,000,000 in principal amount to any one Subsidiary.
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        6.8.   Change in Business.  Make any material change in the nature of the business of the Borrower as carried on at the date hereof.

        6.9. Change Principal Places of Business. Change the principal places of business or chief executive office without thirty (30) days' prior written notice to Banks.

        6.10. Changes in Accounting. Change the methods of accounting of the Borrower, unless such change is permitted by GAAP and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Potential Default had such change not taken place.

        6.11. Sale and Lease-Back. Enter into any arrangement whereby the Borrower shall sell or transfer all or any substantial part of its property then owned by it and shall thereupon within one year thereafter rent or lease the property so sold or transferred.

        6.12. Distributions to Shareholders. At any time after and during the continuance of a Potential Default or an Event of Default, pay any cash dividends or otherwise make any cash distributions to any of its shareholders.

        6.13. Amendments. Amend any instrument evidencing a Lien, charge or encumbrance, except in the ordinary course of business.

        6.14. Loans to Employees and Other Persons. Make any loans or other advances to any employee or any other Person, except in the ordinary course of Borrower's business in accordance with its historical practices and except as permitted by Section 6.7 of this Agreement.

                    ARTICLE 7.        EVENTS OF DEFAULT AND REMEDIES

        7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                (a) Nonpayment of principal or interest on the Line of Credit Loan, nonpayment of any sum due under the Reimbursement Obligation, or nonpay-ment of any other sum payable under this Agreement or any of the other Loan Documents, when and as the same shall become due and payable, whether on demand, at their stated maturities, by acceleration or otherwise which nonpayment shall continue for five (5) days after written notice thereof shall have been given to Borrower by Lender (a "Monetary Default").

                (b) Any representation or warranty made by or on behalf of Borrower, under or in connection with this Agreement shall be materially false as of the date on which made.

                (c) Borrower shall fail to perform or observe any term, covenant or agreement (other than a Monetary Default) contained in any Loan Document to be performed or observed by Borrower or any of the Subsidiaries shall fail to perform or observe any terms, covenants, or agreement contained in the Security Agreement to be performed or observed by the Subsidiaries, and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender (a "Non-Monetary Default").

                (d) Borrower shall be generally not paying its debts as they become due or shall make a general assignment for the benefit of creditors; or any petition shall be filed by or against the Borrower under the federal bankruptcy laws, or any other proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appoint-ment of a receiver, trustee, custodian or other similar official for Borrower or any substantial part of its property (provided, that as to any involuntary proceeding, such shall not constitute an Event of Default unless the same is not dismissed or vacated within sixty (60) days of the date of such filing); or the Borrower shall take any action to authorize or effect any of the transactions set forth above in this Section 7.1(d).

               (e) Failure of the Borrower to pay when due any Debt owing to another creditor or the default by the Borrower, in the performance of any term, provision or condition contained in the agreement under which any such indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such indebtedness, upon the giving of notice or lapse of time, or both, to cause such indebtedness to become due prior to its stated maturity.

               (f) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of Borrower.

               (g) Borrower shall fail within thirty (30) days to pay, bond, or otherwise discharge any judgment or order for the payment of money which is not stayed on appeal or while otherwise being appropriately contested in good faith, or for which the Borrower is not fully insured.

               (h)  If a Reportable Event shall occur which Banks, in their sole
discretion,  shall  determine  in  good  faith  constitutes   grounds  for  the
termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

               (i)  An event of default (as defined or used therein) under  any reimbursement agreement relating to the Letters of Credit, under any reimbursement agreement relating to the Existing Letter of Credit, or under any other indebtedness now or hereafter owing by Borrower to one or more of the Banks, including, without limitation, the indebtedness owed by Borrower to SouthTrust under that term note dated February 9, 1994.

               (j) A material adverse change in the financial condition of the Borrower.

Notwithstanding anything in this section, all requirements of notice shall be deemed eliminated if Lender is prevented from giving such notice by bankruptcy or other applicable law. In such event, the cure period, if any, shall then run from the occurrence of the event or condition of default rather than from the date of notice.

        7.2. Remedies. If any Event of Default occurs, Banks may, at their option:

               (a) By written notice to Borrower, terminate the Commitment Period, and thereby terminate (i) their obligation to make further Advances hereunder (except pursuant to then outstanding Future Letters of Credit) and (ii) SouthTrust's obligation to issue Future Letters of Credit.
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               (b)  Declare the entire Obligations (expressly  including  the
Accelerated Reimbursement Obligation), together with the interest accrued thereon, to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

               (c) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement or the other Loan Documents.

               (d) Exercise any and all rights and remedies afforded by the laws of the United States, the State of Alabama or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and in the other Loan Documents.

               (e) Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of Banks or any Person which then owns a participating interest in the Line of Credit Loan, to the extent of the full amount of the Line of Credit Loan.


                      ARTICLE 8.  DISBURSEMENT OF ADVANCES.

        8.1. Procedure for Advances Under Line of Credit Loan. Borrower may request Advances of the Line of Credit Loan on any Business Day during the Commitment Period, provided that the Borrower shall have given to Lender irrevocable written notice in the form attached as Exhibit E hereto, signed by a duly authorized officer of the Borrower (which such notice may be sent via teletransmission) on or before 9:00 a.m., Birmingham, Alabama time, two (2) Business Days preceding the requested borrowing date (or irrevocable oral notice on or before 9:00 a.m., Birmingham, Alabama time two (2) Business Days preceding the requested borrowing date confirmed in writing in the form attached as Exhibit E hereto signed by a duly authorized officer of the Borrower (which writing may be sent via teletransmission)) no later than 5:00 p.m., Birmingham, Alabama time, on the same Business Day) specifying (i) the aggregate amount to be borrowed under the Line of Credit Loan, and (ii) the requested borrowing date. Lender shall, upon receipt of Borrower's requisition for an Advance, notify Banks of such requisition in the manner specified in the Intercreditor Agreement. Each Bank shall provide the Lender with funds, on or before 1:00 p.m., Birmingham, Alabama time, on each borrowing date in an amount equal to such Bank's Proportionate Share of the requested borrowing by wire transferring same day or immediately available funds to such account as the Lender shall specify from time to time by notice to the Banks. Subject to the provisions of this Agreement on the date requested in Borrower's notice, the Lender shall make the proceeds of the Advance available to the Borrower in immediately available funds by depositing the same into Borrower's checking account maintained with SouthTrust or otherwise disbursed in a manner acceptable to Banks and Borrower; provided, however, that the Lender shall be obligated to make the proceeds of such Advance available only to the extent that the Lender shall have received the Proportionate Shares thereof from the Banks. No Bank's obligation to fund its Proportionate Share of an Advance shall be affected by any other Bank's failure to fund its Proportionate Share of an Advance, nor shall any Bank's Proportionate Share be increased as a result of any such failure of any other Bank.

        8.2.   Banks' Obligations  Several.   The  obligations  of  the  Banks
hereunder are several and not joint. None of the Banks shall be liable to the Borrower due to the failure of any Bank to fund its Proportionate Share.

        8.3. Place, Manner, Time and Extension of Payment. All sums payable hereunder and under the Notes shall be paid to Lender at Lender's principal office in Birmingham, Alabama, not later than noon Birmingham, Alabama time on the date due in immediately available funds. If any payment falls due on a day during which banks are not open for ordinary banking business in Birmingham, Alabama, and Philadelphia, Pennsylvania, then such due date shall be extended to the next succeeding day during which banks in Birmingham, Alabama and Philadelphia, Pennsylvania are so open for ordinary banking business, but during any such extension all unpaid principal of the Line of Credit Loan and other sums bearing interest shall continue to bear interest at the rates herein provided. The Lender shall send Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower absent manifest error unless the Borrower notifies the Lender to the contrary within ten (10) days of its receipt of any statement which it deems to be incorrect. The Banks may, in their sole discretion, charge against any deposit account of the Borrower maintained at any of the Banks, all or any part of any amount due under this Agreement, the Notes, or the other Loan Documents. Any payment made by Borrower to Lender pursuant to this Section 8.3 shall, to the extent such payment is required to be transmitted by Lender to the other Banks pursuant to the Intercreditor Agreement, discharge that portion of Borrower's obligation under the Notes.

        8.4 Discontinuance of Advances. Notwithstanding any other provision of this Article 8 and in addition to any other remedy available to the Banks, if the Banks request the Borrower to comply with the Act, as provided for in
Section 5.26 of this Agreement and Borrower fails to do so within 15 days of such request, the Banks may, in their sole discretion, refuse to make any future Advances to Borrower (and SouthTrust may refuse to issue any Future Letters of Credit) until Borrower complies with such request.

                       ARTICLE 9.        GENERAL PROVISIONS

        9.1. Notices. All notices and other communications provided for hereunder shall be in writing and, if mailed by certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) days after the postmarked date thereof, or, if sent by overnight courier, shall be deemed to have been received on the next business day following dispatch, or, if delivered by hand, shall be deemed effective when delivered. In addition, notices may be sent by facsimile provided that a copy of such notice is simultaneously given by mail or hand delivery as hereinabove provided and any such notice shall be deemed received in accordance with the foregoing provisions. Notice of change of address shall also be governed by this Section. Notices shall be addressed as follows:

               To Borrower:

               Nichols Research Corporation
               4040 South Memorial Parkway (35802)
               Post Office Box 400002
               Huntsville, Alabama  35815-1502
               Attention: Chief Financial Officer
               Facsimile: (205) 880-0367

               To SouthTrust:

               SouthTrust Bank of Alabama,
               National Association
               SouthTrust Tower--11th Floor
               420 North 20th Street (35203)
               Post Office Box 2554
               Birmingham, Alabama  35290
               Attention:  Regional Corporate Banking
               Facsimile:  (205) 254-5022

               To First Alabama:

               First Alabama Bank
               216 West Side Square (35801)
               Post Office Box 680
               Huntsville, Alabama  35804-0680
               Attention: Kenneth Watson, Vice President
               Facsimile: (205) 535-0312

               To CoreStates:

               CoreStates Bank, N.A.
               FCI-8-3-16
               1339 Chestnut Street
               Post Office Box 7618
               Philadelphia, PA  19101-7618
               Attention: James P. Richards, Vice President
               Facsimile: (215) 973-6745

        9.2.   No  Control  By  Banks.   None  of  the  covenants or other
provisions contained in this Agreement shall, or shall be deemed to, give Lender or Banks the rights or power to exercise control over the affairs and/or management of Borrower, the power of Lender or Banks being limited to the right to exercise the remedies provided for herein.

        9.3. No Waiver By Banks, Etc. The acceptance by Lender or Banks at any time and from time to time of part payment on the Line of Credit Loan shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender or Banks of any particular Event of Default shall be deemed to be a waiver of any Event of Default other than said particular Event of Default. No delay or omission by Lender or Banks in exercising any right or remedy under the Loan Documents or otherwise shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. The rights and remedies of Lender or Banks in this Agreement are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law. The rights of Lender or Banks under this Agreement against Borrower are not conditional or contingent on any attempt by Lender or Banks to exercise any of their rights under the Loan Documents, or against Borrower or any other Person.

        9.4.   Banks'  Expenses;  Indemnification.   Whether  or  not  any
Advances are advanced hereunder or the transactions contemplated hereby are consummated, Borrower will pay on demand all reasonable fees, costs and expenses in connection with the preparation, execution, and delivery of the Loan Documents and the other documents to be delivered under this Agreement, including, without limitation, the fees, out-of-pocket expenses and other disbursements of Banks and their counsel. Borrower shall pay on demand all reasonable costs and expenses (including, without limitation, attorneys' fees, accountants' fees and expenses), if any, of Banks in connection with the enforcement, collection, restructuring, refinancing and "work-out" (including with respect to any waiver or amendment) of this Agreement and the Loan Documents.

        Borrower will save Banks harmless from and against any and all claims, damages, actions, costs, expenses and liabilities asserted by Borrower or any other Person (i) with respect to or resulting from any breach by Borrower of any of the covenants under the Loan Documents or any misrepresentation or breach of warranty by Borrower under the Loan Documents, or in connection with the performance by Lender of the provisions of the Loan Documents to be performed by Borrower, (ii) in connection with the execution, delivery and performance of the Loan Documents by Borrower and/or the Subsidiaries, (iii) as a result of the conduct of the Borrower and/or the Subsidiaries; and (iv) in connection with any violation or alleged violation by Borrower, the Subsidiaries, or their predecessors in interest of any Applicable Environmental Law, except for the gross negligence or wilful misconduct of the Bank(s) seeking indemnity hereunder.

        All  sums  payable  to  Banks  by Borrower under the provisions of this
Section 9.4 shall bear interest at the Default Rate, which interest shall be payable by Borrower to Banks on demand.

        9.5. GAAP. All accounting and financial terms used herein, and compliance with each covenant contained herein, which relates to financial matters, shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated herein.

        9.6. Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

        9.7.   Headings.   The headings, captions and arrangements used in
this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof.

        9.8.   Survival  of  Covenants,  Etc.   All covenants, agreements,
representations and warranties made herein shall survive the execution and delivery of this Agreement and the Loan Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower shall be deemed to constitute representations and warranties made by Borrower.

        9.9. Successors and Assigns; Participation. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that Borrower may not assign any rights hereunder without the prior written consent of Banks. Banks (and each of them) may assign to one or more Persons all or any part of, or may grant participations to one or more Persons, in all or any part of the Line of Credit Loan, and to the extent of any assignment or participation the assignee or participant of such assignment or participation shall have the rights and benefits hereunder as if it were a Bank hereunder, except that Borrower shall be entitled to deal exclusively with Banks and rely upon documents, consents and writings signed solely by Banks, without the necessity of any such participant joining in. Borrower authorizes Banks (and each of them) to disclose to any purchaser or participant, or any prospective purchaser or participant of an interest in the Loans, any financial or other information pertaining to Borrower.

        9.10.  Severability  of  Provisions.   If  any  provision of this
Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term hereof, such provision shall be fully severable, and this Agreement, as the case may be, shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement, a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible which is legal, valid and enforceable.

        9.11.  Entire   Agreement,   Amendments,   Counterparts.     This
Agreement and the Loan Documents embody the entire agreement and understanding between Borrower and Banks relating to the subject matter hereof. The provisions of this Agreement may not be amended, modified or waived except by written agreement of Borrower and Banks. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        9.12.  Governing Law; Jurisdiction.   THE LOAN DOCUMENTS SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. LENDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY, ALABAMA, AND BORROWER AGREES THAT THE LOAN DOCUMENTS SHALL BE DELIVERED TO, HELD BY AND FUNDED BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THE LOAN DOCUMENTS THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWER WITH JEFFERSON COUNTY, ALABAMA FOR PURPOSES OF CONFERRING JURISDICTION UPON THE STATE AND FEDERAL COURTS PRESIDING IN SUCH COUNTY AND STATE. BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, IN JEFFERSON COUNTY, ALABAMA, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA, AND CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY ACTION OR PROCEEDING.

        9.13.  Waiver  of  Trial  by  Jury.   TO  THE EXTENT PERMITTED BY
APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS CREDIT AGREEMENT OR THE LOAN DOCUMENTS, OR (II) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS CREDIT AGREEMENT OR THE LOAN DOCUMENTS OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTIES' RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT BANKS MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND BANKS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

        IN WITNESS WHEREOF, Borrower and Banks have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                             NICHOLS RESEARCH CORPORATION,
                                             a Delaware corporation

                                             /s/     Allen E. Dillard
                                             ---------------------------------
                                                     Chief Financial Officer



                                             SOUTHTRUST    BANK   OF   ALABAMA,
                                             NATIONAL ASSOCIATION, a national
                                             banking association

                                             /s/     Curtis J. Perry
                                             ---------------------------------
                                                     Vice President


                                             FIRST ALABAMA BANK, an Alabama
                                             state banking corporation

                                             /s/     Kenneth D. Watson
                                             ---------------------------------
                                                     Vice President

                                             CORESTATES BANK, N.A., a national
                                             banking association

                                             /s/     James P. Richards
                                             ---------------------------------
                                                     Vice President